American Century Mutual Funds, Inc.

AMENDMENT NO. 3 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 3 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2014, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011, and amended effective as of September 30, 2011 and July 26, 2013 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to (i) reflect the name change of the NT Vista Fund to NT Heritage Fund; (ii) reflect the merger of the Vista Fund into the Heritage Fund; and (iii) the amendment of the fee schedule for the Focused Growth Fund, Fundamental Equity Fund, Growth Fund, NT Growth Fund, Select Fund, and Ultra Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.Amendment of Schedule A.  Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3. Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Mutual Funds, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President
Charles A. Etherington
Senior Vice President
Charles A. Etherington
Senior Vice President

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American Century Mutual Funds, Inc.

Schedule A

Fee Schedules

Series	Investment Strategy Assets	Fee Schedule by Class
		Investor	Institu-tional	A	B	C	R	R6
Ultra Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Heritage Fund	All Assets	1.000%	0.800%	1.000%	1.000%	1.000%	1.000%	0.650%
All Cap Growth Fund	All Assets	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	n/a
New Opportunities Fund	First $250 million	1.500%	1.300%	1.500%	n/a	1.500%	1.500%	n/a
	Next $250 million	1.250%	1.050%	1.250%	n/a	1.250%	1.250%	n/a
	Next $250 million	1.150%	0.950%	1.150%	n/a	1.150%	1.150%	n/a
	Over $750 million	1.100%	0.900%	1.100%	n/a	1.100%	1.100%	n/a
Growth Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Select Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Focused Growth Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
	Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Small Cap Growth Fund	First $250 million	1.500%	1.300%	1.500%	1.500%	1.500%	1.500%	1.150%
	Next $250 million	1.250%	1.050%	1.250%	1.250%	1.250%	1.250%	0.900%
	Next $250 million	1.150%	0.950%	1.150%	1.150%	1.150%	1.150%	0.800%
	Over $750 million	1.100%	0.900%	1.100%	1.100%	1.100%	1.100%	0.750%
Veedot Fund	First $500 million	1.250%	1.050%	n/a	n/a	n/a	n/a	n/a
	Next $500 million	1.100%	0.900%	n/a	n/a	n/a	n/a	n/a
	Over $1 billion	1.000%	0.800%	n/a	n/a	n/a	n/a	n/a

A-1

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American Century Mutual Funds, Inc.

Series	Investment Strategy Assets	Fee Schedule by Class
Investor	Institu-tional	A	B	C	R	R6
Balanced Fund	First $1 billion	0.900%	0.700%	n/a	n/a	n/a	n/a	n/a
Over $1 billion	0.800%	0.600%	n/a	n/a	n/a	n/a	n/a
Capital Value Fund	First $500 million	1.100%	0.900%	1.100%	n/a	n/a	n/a	n/a
Next $500 million	1.000%	0.800%	1.000%	n/a	n/a	n/a	n/a
Over $1 billion	0.900%	0.700%	0.900%	n/a	n/a	n/a	n/a
Fundamental Equity Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
NT Growth Fund	First $4 billion	0.990%	0.790%	0.990%	n/a	0.990%	0.990%	0.640%
Next $4 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
Next $4 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
Next $4 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
Next $4 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
Next $5 billion	0.890%	0.690%	0.890%	n/a	0.890%	0.890%	0.540%
Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
NT Heritage Fund	All Assets	n/a	0.800%	n/a	n/a	n/a	n/a	0.650%

A-

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